Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Deep Down, Inc. (“Deep Down”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (“the Report”), the undersigned, Gay Eugene L. Butler, Executive Chairman & Chief Financial Officer of Deep Down, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Deep Down.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this statement has been provided to Deep Down and will be retained by Deep Down and furnished to the Securities and Exchange Commission or its staff upon request.

Date:       May 18, 2011

/s/ EUGENE L. BUTLER
Eugene L. Butler
Executive Chairman & Chief Financial Officer
(Principal Financial Officer)